UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2026

FIRY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FIRY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 18, 2026, the stockholders of Firy Inc. (“Firy” or the “Company”) held the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on April 24, 2026, the record date, there were 12,435,460 shares of the Company’s Class A common stock (“Class A Common Stock”) and 3,430,063 shares of the Company’s Class B common stock (“Class B Common Stock”) outstanding. Each share of Class A Common Stock was entitled to one vote on each proposal, and each share of Class B Common Stock was entitled to 20 votes on each proposal. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Proposal 1. Election of Directors
Andrew Paradise	68,977,034	639,721	22,148	6,867,804
Anthony Cabot	69,018,355	601,776	18,772	6,867,804
Casey Chafkin	68,908,130	708,067	22,706	6,867,804
Henry Hoffman	69,028,896	591,336	18,671	6,867,804
Alexander Mandel	69,076,100	544,170	18,633	6,867,804
Kent Wakeford	69,417,633	198,522	22,748	6,867,804
Gary Vecchiarelli	69,148,993	471,233	18,677	6,867,804
Shannon Demus	69,420,440	200,689	17,774	6,867,804

Proposal 2. Ratification of retention of independent registered accounting firm, Deloitte & Touche LLP, for the year ending December 31, 2026	75,554,050	792,067	160,590	—

Proposal 3. Approval of an amendment to the Skillz Inc. 2020 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance under the Skillz Inc. 2020 Omnibus Incentive Plan	68,790,012	836,270	12,621	6,867,804

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRY INC.

	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Chief Accounting Officer
Date: June 23, 2026